                                                                      EXHIBIT 14

            APPOINTMENT OF SUCCESSOR TRUSTEE UNDER THE SAVINGS PLAN OF HOUSTON INDUSTRIES INCORPORATED ESOP TRUST AGREEMENT


     THIS AGREEMENT made and entered into as of the 1st day of May, 1995, by and between HOUSTON INDUSTRIES INCORPORATED, a Texas corporation (the "Company"), STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal place of business in Boston, Massachusetts (the "Trustee"), and THE NORTHERN TRUST COMPANY, an Illinois corporation (the "Successor Trustee");

                         W  I  T  N  E  S  S  E  T  H:

     WHEREAS, by Trust Agreement, dated effective as of October 5, 1990, between the Company and the Trustee (said Agreement attached hereto as Exhibit A, incorporated herein by reference for all purposes and hereinafter referred to as the "Trust Agreement"), the Company established a Trust in order to effectuate the "employee stock ownership plan" component of the Houston Industries Incorporated Savings Plan (said plan, as presently in existence, being hereinafter referred to as the "Plan"), to provide for the investment and administration of such assets; and

     WHEREAS, in accordance with Article VIII of the Trust Agreement, the Board of Directors of the Company has duly authorized the Company to remove the Trustee and to appoint the Successor Trustee as successor trustee under the Trust Agreement, and the Trustee has been so advised; and

     WHEREAS, Successor Trustee desires to accept appointment as successor trustee under the Trust Agreement;

     NOW, THEREFORE, the Company, the Trustee and the Successor Trustee hereby agree as follows:

      1. The Company has provided the Trustee with the 60-day written notice of its removal as trustee under the Trust Agreement, effective as of May 1, 1995, as required by Article VIII of the Trust Agreement, and the Trustee hereby accepts such notice and agrees that said removal shall become effective on said date.

      2. The Company hereby appoints the Successor Trustee to replace the Trustee as the trustee under the Trust Agreement, effective as of May 1, 1995.

      3. Successor Trustee hereby accepts its appointment as successor trustee under the Trust Agreement and agrees to be bound by the terms of the Trust Agreement, effective as of May 1, 1995.

      4. Successor Trustee hereby agrees to hold such assets as are delivered to it by the Trustee, and such assets as may be received by it subsequent to May 1, 1995, pursuant to the terms of the Trust Agreement until July 1, 1995, at which time the Trust Agreement shall be amended and restated as provided in paragraph 5 hereof.

      5. The Company and Successor Trustee hereby agree that the Trust Agreement shall be amended, effective as of May 1, 1995, in the form attached hereto as Exhibit A.

      6. The Company and Successor Trustee hereby agree to amend, restate, merge and continue, effective as of July 1, 1995, the Trust Agreement and the Houston Industries Incorporated Master Savings Trust Agreement, as amended and restated effective January 1, 1994, in the form of the Houston Industries Incorporated Savings Trust (said Restated Trust Agreement to be made in the form agreed upon by the parties thereto), in order to provide for daily valuation of accounts under the Trust Agreement, to authorize an increase in the number of investment funds available under the Trust Agreement, and to make certain other changes therein.

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      7.  In consideration of the acceptance by the Successor Trustee of said successor trusteeship, the Company agrees with the Successor Trustee as follows:

          (a) Successor Trustee shall have no duty or responsibility to inquire into the acts or omissions of the Trustee under the Trust Agreement, the Company or any of its predecessors, subsidiaries or affiliates, any member or members of the Benefits Committee designated to administer the Plan or any Investment Manager appointed under and acting pursuant to the Trust Agreement, or any agent of the aforementioned entities to the extent that any such acts or omissions may have occurred, prior to May 1, 1995. Further, the Successor Trustee shall have fiduciary responsibility, pursuant to the terms of the Trust Agreement, only with respect to such assets as are delivered to it by the Trustee, and such assets as may be received by it subsequent to May 1, 1995 during the period that the Successor Trustee is acting in such fiduciary capacity.

          (b) Successor Trustee shall not be liable or responsible, in any manner whatsoever, for any action or omitted action in connection with the administration of the Plan and Trust Agreement prior to May 1, 1995 by the Trustee, any Investment Manager, any member or members of the Benefits Committee, the Company or any of its predecessors, subsidiaries or affiliates, or any agent of the aforementioned entities.

      8. As soon as reasonably practicable after May 1, 1995 but no later than 90 days thereafter, the Trustee hereby agrees to transfer to the Successor Trustee all of the trust properties held by the Trustee under the Trust Agreement (and the records relating thereto), and upon such transfer, the Successor Trustee hereby agrees to acknowledge receipt of said trust

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properties and hereby agrees to hold and invest said trust properties as part of the Trust to be held and invested pursuant to the terms and provisions of the Trust Agreement.

          9. In accordance with the provisions of Section 7.2 of the Trust Agreement, the Trustee hereby agrees to prepare, sign and mail in duplicate to the Company an account of its acts and transactions as trustee under the Trust Agreement for the period from the last annual statement to May 1, 1995, not later than 45 days after May 1, 1995. Such account shall include a statement showing all property (including its cost and fair market value) held by the Trustee under the Trust Agreement, and any such other information reasonably requested by the Company. In accordance with Section 7.3 of the Trust Agreement, 180 days after the filing of such account with the Company under
Section 7.2, the Trustee shall be forever released and discharged from any liability or accountability to the Company, with respect to the transactions shown or reflected on the account, except with respect to any acts or transactions as to which the Company, within such 180-day period, files written objections with the Trustee.

          10. It is the intention of the parties hereto that the provisions and covenants of this Agreement shall be binding upon the successors and assigns of the Company and the Successor Trustee, respectively, and shall inure to the benefit of the successors and assigns of the Trustee.

          IN WITNESS WHEREOF, the Company, the Trustee and the Successor Trustee have executed this instrument in multiple counterparts, each of which shall have the force and effect of an original, but all of which shall together constitute but one and the same instrument, as of the day and year first above written.

                              HOUSTON INDUSTRIES INCORPORATED


                              By /s/ D. D. Sykora
                                ----------------------------------------
                                  D. D. Sykora
                                  President and Chief Operating Officer

ATTEST:

/s/ R. S. Scott
- -----------------------------
Assistant Corporate Secretary

                              STATE STREET BANK AND TRUST
                                COMPANY, TRUSTEE


                              By /s/ Theresa Martin
                                -----------------------------------------

ATTEST:

/s/ Jeannine M. Doyle
- -----------------------------

                              THE NORTHERN TRUST COMPANY,
                                 SUCCESSOR TRUSTEE


                              By /s/ Bruce G. Heniken
                                -----------------------------------------
                                 Vice President

ATTEST:

/s/ John H. St. Laurent
- ---------------------------
 Asst. Secretary

THE STATE OF TEXAS            )
                              )
COUNTY  OF  HARRIS            )

          BEFORE ME, the undersigned authority, on this day personally appeared
D. D. Sykora, President and Chief Operating Officer of HOUSTON INDUSTRIES INCORPORATED, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said HOUSTON INDUSTRIES INCORPORATED, a Texas corporation, and that he executed the same as the act and deed of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 27th day of
April, 1995.



                                         /s/ Bonita Gatlin
                                    ----------------------------
                                    Notary Public, State of Texas


THE COMMONWEALTH OF MASSACHUSETTS    )
                                     )
COUNTY OF NORFOLK                    )

          BEFORE ME, the undersigned authority, on this day personally appeared Theresa Martin, Vice President of STATE STREET BANK AND TRUST COMPANY, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act of the said STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, and that he was duly authorized to perform the same and that he executed the same as the act and deed of such national banking association for the purposes and consideration therein expressed and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 26th day of
April, 1995.


                                           /s/ Ellen B. Campagna
                                    -------------------------------------
                                    Notary Public, State of Massachusetts

                                               Ellen B. Campagna
                                                 Notary Public
                                     My Commission Expires May 16, 1997

THE STATE OF ILLINOIS         )
                              )
COUNTY OF COOK                )

          BEFORE ME, the undersigned authority, on this day personally appeared Bruce G. Heniken, Vice President of THE NORTHERN TRUST COMPANY, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act of the said THE NORTHERN TRUST COMPANY, an Illinois corporation, and that he was duly authorized to perform the same and that he executed the same as the act and deed of such corporation for the purposes and consideration therein expressed and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 26th day of
April, 1995.


                                           /s/ Vita Rose Lau
                                    ---------------------------------
                                    Notary Public, State of Illinois

                                    ---------------------------------
                                              OFFICIAL SEAL
                                              VITA ROSE LAU
                                     NOTARY PUBLIC STATE OF ILLINOIS
                                     MY COMMISSION EXP. FEB. 19, 1998
                                    ---------------------------------

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